Promissory Note Term Sheet

THIS TERM SHEET is made on

BETWEEN:

(a) **GLOBALINK INVESTMENT INC**, a Delaware corporation, having its principal place of business at 1180 Avenue of the Americas, 8th Floor, New York, 10036 (referred to as the "GLLI").

AND

(b) **PUBLIC GOLD MARKETING SDN BHD**, a company incorporated under the laws of Malaysia with its registered address at Plot 21, Technoplex, Medan Bayan Lepas, Taman Perindustrian Bayan Lepas, Phase IV, 11900, Pulau Pinang, Malaysia (referred to as "PGM").

(Collectively known as the "Parties")

For the purpose of facilitating the subscription of promissory note. For the avoidance of doubt, the only binding provisions in this Term Sheet are the provisions with the headings namely (a) "Promissory Note", (b) "Confidentiality" and (c) "Governing Laws". Notwithstanding anything herein contained, the subscription of promissory note is subject to the execution of a Subscription Agreement to be entered into between the Parties. The provision in the Subscription Agreement will supersede this Term Sheet and all other understandings between the parties hereto.

1. **ESCROW AGREEMENT**. Pursuant to the Escrow Agreement dated November 11, 2021 entered by the Parties, PGM has subscribed for the Private Units of 517,000 stocks issued by GLLI.

2. **PROMISSORY NOTE.** GLLI intends to issue and PGM intends to subscribe for the promissory note of **$700,000 US Dollar**, referred to as the "Promissory Note", with interest accruing on the unpaid balance at a rate of 6 percent (%) per annum, referred to as the "Interest Rate". The proceeds from the issuance of Promissory Note will be deposited into the trust account of GLLI held with Hunter Taubman NY LLP with details listed in Appendix A for working capital purposes.

3. **PAYMENTS**. The full balance of this Note, including any accrued interest and late fees, is due and payable on September 9, 2023, referred to as the "Due Date". The Promissory Note shall be paid at any time as long as it is before the Due Date and not in violation of any Prepayment Penalties as mentioned in Section 8.

4. **SECURITY.** There shall be no Security put forward by GLLI in this Promissory Note.

5. **INTEREST DUE IN THE EVENT OF DEFAULT**. In the event GLLI fails to pay the Promissory Note in full on the Due Date, the unpaid principal shall accrue interest at the maximum rate allowed by law until GLLI is no longer in default.

6. **ALLOCATION OF PAYMENTS**. Payments shall be first credited to any late fees due, then to interest due and any remainder will be credited to principal.

7. **PREPAYMENT**. GLLI may prepay this Promissory Note without penalty.

8. **ACCELERATION**. If GLLI is in default under this Note or is in default under another provision of this Promissory Note, and such default is not cured within the minimum allotted time by law after written notice of such default, then PGM may, at its option, declare all outstanding sums owed on this Promissory Note to be immediately due and payable.

9. **FEES AND EXPENSES**. GLLI shall pay all costs incurred by PGM in collecting sums due under this Promissory Note after a default, including reasonable attorneys' fees. If PGM or GLLI sues to enforce this Promissory Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys' fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

10. **WAIVER OF PRESENTMENTS**. GLLI waives presentment for payment, a notice of dishonor, protest and notice of protest.

11. **NON-WAIVER**. No failure or delay by PGM in exercising PGM's rights under this Promissory Note shall be considered a waiver of such rights.

12. **SEVERABILITY**. In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

13. **INTEGRATION**. There are no verbal or other agreements that modify or affect the terms of this Promissory Note. This Promissory Note may not be modified or amended except by a written agreement signed by GLLI and PGM.

14. **CONFLICTING TERMS**. The terms of this Promissory Note shall have authority and precedence over any conflicting terms in any referenced agreement or document.

15. **NOTICE**. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

16. **GUARANTORS**. There shall be no person or entity, under the terms of this Promissory Note, that shall be responsible for the payment, late fees, and any accrued interest other than GLLI.

17. **CONFIDENTIALITY.** No Party shall make any announcement or media release in relation to the Promissory Note unless it is mutually agreed upon by the Parties. Further, the Parties undertake to keep strictly confidential and that they will not disclose to any third party any information in relation to the Proposed Acquisition contemplated in this Term Sheet or of any terms and conditions of this Term Sheet without the consent in writing of the other Party. The Parties shall not use or to attempt to use any such information for any purpose other than for the purpose contemplated under this Term Sheet. All information or documents disclosed by one Party to the other Party, including all their respective authorised representatives, employees and/or professional advisers, pursuant to this Term Sheet shall be deemed as confidential ("Confidential Information") and shall not be disclosed to any other party without the prior written consent of the other Party disclosing the Confidential Information unless required by law.

18. **GOVERNING LAW**. All aspects of the Promissory Note will be governed and construed in accordance with the laws of Malaysia.

[Remainder of this page has been intentionally left blank]

With my signature below, I affirmed that I have read and understood the terms and conditions contained in this Term Sheet.

LIM SAY LEONG
CHIEF EXECUTIVE OFFICER
GLOBALINK INVESTMENT INC

DATO WIRA NG CHUN HAU
DIRECTOR
PUBLIC GOLD MARKETING SDN BHD

Appendix A